SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 18, 2009

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]         Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

As disclosed in various previous filings with the Securities and Exchange Commission (“SEC’), including our Form 10-Q for the period ended December 31, 2008 and filed with the SEC on February 17, 2009, Onstream Media Corporation, a Florida corporation (“Onstream”) and Onstream Merger Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Onstream (“Merger Sub”) had entered into an Agreement and Plan of Merger (the “Definitive Agreement”) with Narrowstep Inc., a Delaware corporation (“Narrowstep”) and W. Austin Lewis IV, as stockholder representative (for the Narrowstep stockholders), dated as of May 29, 2008 and which Definitive Agreement was subsequently amended on August 13, 2008 and September 15, 2008.

On March 18, 2009, based on a provision in the Definitive Agreement, we terminated the Definitive Agreement and the acquisition of Narrowstep, Inc. Since the Effective Time, as defined in the Definitive Agreement (as amended), did not occur on or prior to November 30, 2008, the terms of the Definitive Agreement allowed that it might be terminated by either Onstream or Narrowstep at any time after that date provided that the terminating party is not responsible for the delay. On March 20, 2009 we issued a press release discussing this matter further. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

As disclosed in further detail in various previous filings with the Securities and Exchange Commission (“SEC’), including our Form 10-Q for the period ended December 31, 2008 and filed with the SEC on February 17, 2009, as a result of the non-consummation of this merger, we may recognize certain expenses or incur certain liabilities, including (i) the write-off of $462,090 of acquisition-related costs included in other non-current assets on our balance sheet as of December 31, 2008, plus any such costs incurred by us or that we will become obligated for after that date, and (ii) satisfaction of certain compensation agreements entered into by us in contemplation of this merger. In addition, in November 2008 Narrowstep invoiced us approximately $372,000 for Narrowstep’s equipment alleged to be in our custody as of that date. Although we acknowledged possession of at least some of this equipment, we have not agreed to a payment for that equipment and believe that if a payment were made it would be substantially less than the Narrowstep invoice. Accordingly, this matter was not previously reflected on our financial statements.

Additional Information and Where to Find It

We have filed with the SEC a preliminary Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the previously proposed transaction. However, we intend to withdraw this filing in the near future.

Item 8.01    Other Events

On March 20, 2009 we issued a press release announcing the termination of the Narrowstep acquisition, as discussed in item 1.02 above, as well as an update on certain cost cutting measures and an update on the Company’s pending patent applications. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

(c)       Exhibits

Exhibit No.	Description

99.1	Press release dated March 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson
March 20, 2009	Robert E. Tomlinson, CFO